                                           Registration No. 333-_______________.
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       under the Securities Act of 1933
                            ----------------------

                               BELMONT BANCORP.
              (Exact Name of Issuer as specified in its charter)

     Ohio                                                        34-1376776
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)


   325 Main Street
   Bridgeport, Ohio                                                  43912
 (Address of principal                                             (Zip Code)
  executive offices)

               Belmont National Bank 401(k) Profit Sharing Plan
                             (Full Title of Plan)

                                Wilbur R. Roat
                     President and Chief Executive Officer
                               Belmont Bancorp.
                                325 Main Street
                            Bridgeport, Ohio 43912
                    (Name and address of agent for service)

                                (740) 695-3323
         (Telephone number, including area code, of agent for service)
                            ----------------------

                                   Copy to:
                           David G. Edwards, Esquire
                           Doepken Keevican & Weiss
                    58th Floor, USX Tower, 600 Grant Street
                        Pittsburgh, Pennsylvania 15219

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                            Proposed Maximum    Proposed Maximum
    Title of Securities      Amount to be    Offering Price         Aggregate          Amount of
     to be Registered         Registered        Per Share        Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------
Belmont Bancorp.
Common Stock $.25 par value     500,000          $2.8438(1)        $1,421,900 (1)       $375.38 (1)
---------------------------------------------------------------------------------------------------

______________________________________
   (1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for the shares registered hereunder, being the average of the high and low prices for the Registrant's Common Stock on the Nasdaq market on September 8, 2000.

PART II.       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The Registrant has incorporated by reference in this Registration Statement the documents listed below. These documents have been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

          2. The description of the Registrant's Common Stock included in the Registration Statement on Form 10 filed July 30, 1984, including any subsequent amendment or any report filed for the purpose of updating such description.

          3. The Registrant's Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.


          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          The Ohio General Corporation Law ("OGCL") provides that Ohio corporations may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative, because the individual is or was a director, officer, employee or agent of the corporation, against liability incurred in the proceeding if the person: (i) acted in good faith and (ii) the individual believes his conduct was in the corporation's best interest or was not opposed to the corporation's best interest.

          The OGCL further provides that a corporation shall indemnify an individual who was fully successful on the merits or otherwise in any proceeding to which the director, officer, employee or agent was a party because the individual was or is a director, officer, employee or agent of the corporation, for reasonable expenses incurred by the director in connection with the proceeding. The OGCL also provides that a corporation may purchase and maintain insurance on behalf of the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprises, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent.

          The Bylaws of the Registrant provide that the Registrant shall indemnify a director, officer, employee or agent of the Registrant to the extent permitted by the OGCL. Such indemnification, unless ordered by a court, shall only be provided if the Registrant determines that such indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct as set forth in the OGCL. Such determination may be made by either:

          (1)  a majority of a quorum of directors not party to the proceedings;
               or

          (2) if such quorum is not obtainable, or if the majority vote described in (1) above so directs, in a written opinion by independent legal counsel; or

          (3)  by the shareholders; or

          (4)  by the court in which such proceeding was brought.

          The Registrant will maintain a directors' and officers' liability insurance policy, including bank reimbursement, for the purpose of providing indemnification to its directors and officers in the event of such a threatened, pending or completed action.

          The Registrant also has agreed to indemnify FiCap Strategic Partners, LLC ("FiCap") and Doepken Keevican & Weiss ("DKW") against claims arising out of FiCap's engagement by the Registrant to perform management services. James F. Bauerle, a member of DKW and formerly an officer of the Registrant, and David G. Brewick and Gregory W. Doner, formerly officers of the Registrant, are principals of FiCap.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

          The Registrant undertakes that it or Belmont National Bank will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and it or Belmont National Bank has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.   Undertakings.

The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bridgeport, State of Ohio, on September 11, 2000.

                              Belmont Bancorp.
                              (Registrant)

                         By:  /s/ Wilbur R. Roat
                              _________________________________________
                              President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilbur R. Roat and Jane R. Marsh and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or any substitute or substitutes, lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                     TITLE                        DATE

 /s/ W. Quay Mull II          Chairman of the Board,      September 11, 2000
 _________________________    and Director
 W. Quay Mull II


/s/ Wilbur R. Roat            President and Chief         September 11, 2000
_________________________     Executive Officer
Wilbur R. Roat                (principal executive
                              officer) and Director

/s/ Jane R. Marsh             Secretary                   September 11, 2000
_________________________     (principal financial
Jane R. Marsh                 and accounting officer)


_________________________
J. Vincent Ciroli, Jr.        Director

_________________________
Mary L. Holloway Haning       Director

/s/ Charles J. Kaiser, Jr.
_________________________
Charles J. Kaiser, Jr.        Director                    September 11, 2000

_________________________
John H. Goodman II            Director


/s/ Dana J. Lewis
_________________________     Director                    September 11, 2000
Dana J. Lewis


_________________________     Director
James R. Miller

/s/ Terrence A. Lee
_________________________     Director                    September 11, 2000
Terrence A. Lee

/s/ Thomas P. Olszowy
_________________________     Director                    September 11, 2000
Thomas P. Olszowy

/s/ Keith A. Sommer
_________________________     Director                    September 11, 2000
Keith A. Sommer

/s/ Charles A. Wilson, Jr.
_________________________     Director                    September 11, 2000
Charles A. Wilson, Jr.


/s/ Joseph F. Banco           Director                    September 11, 2000
__________________________
Joseph F. Banco

/s/ Robert W. Whiteside       Director                    September 12, 2000
___________________________
Robert W. Whiteside

___________________________   Director
David R. Griffin

/s/ Jay A. Beck               Director                    September 12, 2000
___________________________
Jay A. Beck


                               Index to Exhibits

4.1 Charter of the Registrant (included as an exhibit in the Registration Statement of the Registrant filed with the Commission on November 16, 1999, Registration No. 333-91035 and incorporated herein by reference).

4.2 Charter Amendment of the Registrant (included as an exhibit in Amendment No. 3 to the Registration Statement of the Registrant filed with the Commission on February 3, 2000, Registration No. 333-91035 and incorporated herein by reference).

4.3 Bylaws of the Registrant, as amended to date (included as an exhibit in the Registration Statement of the Registrant filed with the Commission on November 16, 1999, Registration No. 333-91035 and incorporated herein by reference).

23.1*        Consent of  S.R. Snodgrass A.C.

23.2*        Consent of Crowe, Chizek and Company LLP

24.1 Powers of Attorney (included on signature page of the Registration Statement).

_________________________
*  Filed herewith.